Form 10-K, Exhibit 13
period 1998-12-31
GREEN MOUNTAIN POWER CORP
filed 1999-03-25
CIK 43704

Exhibit 24

POWER OF ATTORNEY

     We, the undersigned directors of Green Mountain Power Corporation, hereby severally constitute Christopher L. Dutton, Nancy R. Brock, and Michael H. Lipson, and each of them singly, our true and lawful attorney with full power of substitution, to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K of Green Mountain Power Corporation for the fiscal year ended December 31, 1998, and generally to do all such things in our name and behalf in our capacities as directors to enable Green Mountain Power Corporation to comply with the provisions of the Securities Exchange Act of 1934, as amended, all requirements of the Securities and Exchange Commission, and all requirements of any other applicable law or regulation, hereby ratifying and confirming our signatures as they may be signed by our said attorney, to said Annual Report.

SIGNATURE                     TITLE                   DATE

_/s/ Christopher L. Dutton   President and Director      February 8, 1999
Christopher L. Dutton     (Principal Executive
                           Officer)

_/s/ Thomas P. Salmon
Thomas P. Salmon          Chairman of the Board          February 8, 1999

_/s/ Nordahl L. Brue
Nordahl L. Brue           Director                       February 8, 1999

_/s/ William H. Bruett
William H. Bruett         Director                       February 8, 1999

_/s/ Lorraine E. Chickering
Lorraine E. Chickering    Director                       February 8, 1999

_/s/ John V. Cleary
John V. Cleary            Director                       February 8, 1999

_/s/ Euclid A. Irving
Euclid A. Irving          Director                       February 8, 1999

_/s/ Martin L. Johnson
Martin L. Johnson         Director                       February 8, 1999

_/s/ Ruth W. Page
Ruth W. Page              Director                       February 8, 1999